UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52356

Date of Report: December 18, 2008

SEAWAY VALLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5996486
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

10-18 Park Street, 2nd Floor, Gouverneur, NY	13642
(Address of principal executive offices)	(Zip Code)

(315) 287-1122
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03        Creation of a Direct Financial Obligation

On December 18, 2008, Seaway Valley Capital Corp. (“SVCC”) transferred ownership of its subsidiary, Patrick Hackett Hardware Company, to a public company named “The Americas Learning Centers, Inc.” (“ALRN”).  The transfer was effected by the following procedures:

-	SVCC transferred all of the capital stock of Patrick Hackett Hardware Company to ALRN.
-	SVCC paid $35,000 to the majority shareholders of ALRN.
-	The majority shareholders of ALRN transferred to SVCC common and preferred stock in ALRN that collectively represents approximately 88% of the equity in ALRN.
-	The majority shareholders of ALRN transferred to SVCC convertible debt instruments issued by ALRN in the principal amount of $345,559.
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ALRN issued to its majority shareholders promissory notes in the aggregate principal amount of $215,000, requiring payments of approximately $10,000 in 30 days and approximately $33,000 every 30 days after issuance.  SVCC guaranteed the payments due under the notes.

-	Tom Scozzafava, the CEO of SVCC, was appointed CEO and Chairman of the Board of ALRN.

All of the securities delivered at closing were placed in escrow.  The Escrow Agreement provides that if ALRN satisfies its obligations under the notes issued to its majority shareholders, then the escrow agent will deliver the securities as described above.  If, however, there is a default under the promissory notes, then all of the assets described above will be returned to their owners prior to the closing, except that none of the funds contributed by SVCC will be reimbursed to it.

Item 9.01        Financial Statements and Exhibits

Exhibits
10-a
Agreement for the Exchange of Securities By and Among The Americas Learning Centers, Inc. and Majority Shareholders of Americas Learning Centers, Inc. and Seaway Valley Capital Corporation and Patrick Hackett Hardware Company dated December 17, 2008.

10-b
Form of Promissory Note issued to the Majority Shareholders of The Americas Learning Centers, Inc. by The Americas Learning Centers, Inc. and guaranteed by Seaway Valley Capital Corp. on December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seaway Valley Capital Corporation
Dated: December 30, 2008	By:	/s/ Thomas Scozzafava___
Thomas Scozzafava, Chief Executive Officer